UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2009

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 9, 2009, the Board of Directors of Target Corporation approved the amendment and restatement of the company’s Bylaws.  The amended and restated Bylaws are attached hereto as Exhibit (3)B.

The amendments to the Bylaws implement changes that modernize the Bylaws to enable Target to take advantage of the flexibility permitted under the revised Minnesota corporation statutes, and add the provision regarding advance notice of director nominations described below.

The Bylaws add an advance notice requirement for shareholder nominations of director candidates, which increases the 60-day advance notice requirement currently in the Articles of Incorporation to 90 days and requires additional information regarding the proponent’s economic interests in Target, including interests in derivative securities.  This advance notice Bylaw provision will not be effective until Target’s shareholders approve amendments to the Articles of Incorporation that would eliminate the advance notice provisions in the Articles of Incorporation.  Target’s Board of Directors intends to seek shareholder approval of the amendments to the Articles of Incorporation at the 2010 annual shareholders’ meeting.  If those amendments are approved by shareholders, the new advance notice Bylaw provision would be effective for the 2011 annual shareholders’ meeting.

Other changes to the Bylaws, which are effective as of September 9, 2009, include removing the requirement that the annual meeting of shareholders be held in May of each year, updating the provisions governing board committees, clarifying that the role of Chairman of the Board is not itself an officer position, updating descriptions of officer duties and authority, and other miscellaneous changes that reflect current statutory provisions (including the permitted use of electronic communications and uncertificated shares).

Item 9.01               Financial Statements and Exhibits

(d)                                 Exhibits

(3)B                          Bylaws (as amended through September 9, 2009)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGET CORPORATION

Date: September 10, 2009	\s\ Timothy R. Baer
Timothy R. Baer
Executive Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

(3)B	Bylaws (as amended through September 9, 2009)	Filed Electronically

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